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                                                                    EXHIBIT 99.3


                        CONSENT TO BE NAMED AS A DIRECTOR


         I, Kenneth E. Hendrickson, hereby consent to be nominated as a director of QLogic Corporation, and to be named as a nominated director in the Form S-4 Registration Statement filed with the Securities and Exchange Commission by QLogic Corporation.

Date: May 31, 2000

                                          /s/ Kenneth E. Hendrickson
                                          --------------------------------------
                                          Kenneth E. Hendrickson